Effective April 2, 2009 the Companys
American Depositary Share (ADS) Ratio
Changed from 1:1 (One ADS Representing
One Ordinary Share to 1:10 (One ADS
Representing Ten Ordinary Shares) and the
Par Value Changed from 25p to 10p.

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary
Share represents one (1) deposited Share)



THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
THE PAR VALUE OF 0.25 GBP EACH OF
WOLSELEY plc
(INCORPORATED UNDER THE LAWS OF
ENGLAND AND WALES)
             The Bank of New York, as
depositary (hereinafter called the Depositary),
hereby certifies that___________
_______________________________________
_____, or registered assigns IS THE OWNER
OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares (herein
called Shares) of Wolseley plc, incorporated
under the laws of England and Wales (herein
called the Company).  At the date hereof, each
American Depositary Share represents two (2)
Shares deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the London, England office of The
Bank of New York (herein called the
Custodian).  The Depositarys Corporate Trust
Office is located at a different address than its
principal executive office.  Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive
office is located at One Wall Street, New York,
N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286
1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an
issue (herein called Receipts), all issued and to
be issued upon the terms and conditions set forth
in the Amended and Restated Deposit
Agreement dated as of February 2, 2004 (herein
called the Deposit Agreement), by and among
the Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom by
accepting a Receipt agrees to become a party
thereto and become bound by all the terms and
conditions thereof.  The Deposit Agreement sets
forth the rights of Owners and Beneficial
Owners of the Receipts and the rights and duties
of the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to time
received in respect of such Shares and held
thereunder (such Shares, securities, property,
and cash are herein called Deposited Securities).
Copies of the Deposit Agreement are on file at
the Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse of
this Receipt are summaries of certain provisions
of the Deposit Agreement and are qualified by
and subject to the detailed provisions of the
Deposit Agreement, to which reference is hereby
made.  Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the
meanings set forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of
the Depositary of this Receipt, and upon
payment of the fee of the Depositary provided in
this Receipt, and subject to the terms and
conditions of the Deposit Agreement, the Owner
hereof is entitled to delivery, to him or upon his
order, of the Deposited Securities at the time
represented by the American Depositary Shares
for which this Receipt is issued.  Delivery of
such Deposited Securities may be made by the
delivery of (a) certificates in the name of the
Owner hereof or as ordered by him or
certificates properly endorsed or accompanied
by proper instruments of transfer and (b) any
other securities, property and cash to which such
Owner is then entitled in respect of this Receipt.
Such delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of the
Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk
and expense of the Owner hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the
books of the Depositary at its Corporate Trust
Office by the Owner hereof in person or by a
duly authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the Depositary
and upon compliance with such regulations, if
any, as the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts, or may be combined with other
such Receipts into one Receipt, evidencing the
same aggregate number of American Depositary
Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and
delivery, registration of transfer, split-up,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of the Shares
or the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer or
registration fee with respect thereto (including
any such tax or charge and fee with respect to
Shares being deposited or withdrawn) and
payment of any applicable fees as provided in
this Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
The delivery of Receipts against deposit of
Shares generally or against deposit of particular
Shares may be suspended, or the transfer of
Receipts in particular instances may be refused,
or the registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action is
deemed necessary or advisable by the
Depositary or the Company at any time or from
time to time because of any requirement of law
or of any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  Notwithstanding anything
to the contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books of
the Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with any
U.S. or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal of
the Deposited Securities.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the Deposit
Agreement any Shares required to be registered
under the provisions of the Securities Act of
1933, unless a registration statement is in effect
as to such Shares.
4.	LIABILITY OF OWNER OR BENEFICIAL
OWNER FOR TAXES.
If any tax or other governmental charge shall
become payable with respect to any Receipt or
any Deposited Securities represented hereby,
such tax or other governmental charge shall be
payable by the Owner or Beneficial Owner
hereof to the Depositary.  The Depositary may
refuse to effect any transfer of this Receipt or
any withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such payment is
made, and may withhold any dividends or other
distributions, or may sell for the account of the
Owner or Beneficial Owner hereof any part or
all of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental
charge and the Owner or Beneficial Owner
hereof shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby to
represent and warrant that such Shares and each
certificate therefor are validly issued, fully paid,
non-assessable, and free of any preemptive
rights of the holders of outstanding Shares and
that the person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares and
the Receipts evidencing American Depositary
Shares representing such Shares would not be
Restricted Securities.  Such representations and
warranties shall survive the deposit of Shares
and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any
Owner or Beneficial Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations and
warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of transfer
of any Receipt or the distribution of any
dividend or sale or distribution of rights or of the
proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made.  No Share shall be accepted for deposit
unless accompanied by evidence satisfactory to
the Depositary that any necessary approval has
been granted by any governmental body in the
Untied Kingdom which is then performing the
function of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable
expenses and out-of-pocket charges of the
Depositary and those of any Registrar only in
accordance with agreements in writing entered
into between the Depositary and the Company
from time to time.  The Depositary shall present
its statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are for
the sole account of the Depositary.
The following charges shall be incurred by any
party depositing or withdrawing Shares or by
any party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes and
other governmental charges, (2) such
registration fees as may from time to time be in
effect for the registration of transfers of Shares
generally on the Share register of the Company
or Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or its
nominee or the Custodian or its nominee on the
making of deposits or withdrawals under the
terms of the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses as are
expressly provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion thereof)
for the execution and delivery of Receipts
pursuant to Section 2.03, 4.03 or 4.04 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.05 or 6.02 of the
Deposit Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to
Sections 4.01 through 4.04 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.02 of the
Deposit Agreement, such fee being in an amount
equal to the fee for the execution and delivery of
American Depositary Shares referred to above
which would have been charged as a result of
the deposit of such securities (for purposes of
this clause 7 treating all such securities as if they
were Shares), but which securities are instead
distributed by the Depositary to Owners, and (8)
any other charge payable by the Depositary, any
of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of Shares
or other Deposited Securities (which charge
shall be assessed against Owners of record as of
the date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be collected at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
The Depositary, subject to Article 8 hereof, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
Notwithstanding Section 2.03 of the Deposit
Agreement, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (a Pre-Release).  The Depositary
may, pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-
Released, whether or not such cancellation is
prior to the termination of such Pre-Release or
the Depositary knows that such Receipt has been
Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that such
person, or its customer, owns the Shares or
Receipts to be remitted, as the case may be, (b)
at all times fully collateralized with cash or such
other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary on
not more than five (5) business days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
The number of American Depositary Shares
which are outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited under the
Deposit Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Depositary may retain for its own account
any compensation received by it in connection
with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and Beneficial Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable by
delivery with the same effect as in the case of a
negotiable instrument under the laws of New
York; provided, however, that the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits
under the Deposit Agreement or be valid or
obligatory for any purpose, unless this Receipt
shall have been executed by the Depositary by
the manual signature of a duly authorized
signatory of the Depositary; provided, however
that such signature may be a facsimile if a
Registrar for the Receipts shall have been
appointed and such Receipts are countersigned
by the manual of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF TRANSFER
BOOKS.
The Company publishes information in English
required to maintain the exemption from
registration under Rule 12g3-2(b) under the
Securities Exchange Act of 1934 on its Internet
web site or through an electronic information
delivery system generally available to the public
in its primary trading market.  The Companys
Internet web site address is
http://www.wolseley.com/.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owners of Receipts
copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.
The Depositary will keep books, at its Corporate
Trust Office, for the registration of Receipts and
transfers of Receipts which at all reasonable
times shall be open for inspection by the Owners
of Receipts provided that such inspection shall
not be for the purpose of communicating with
Owners of Receipts in the interest of a business
or object other than the business of the Company
or a matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary receives any cash
dividend or other cash distribution on any
Deposited Securities, the Depositary will, if at
the time of receipt thereof any amounts received
in a foreign currency can in the judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute the
amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto; provided, however, that in the event that
the Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect of
any Deposited Securities an amount on account
of taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever the
Depositary receives any distribution other than a
distribution described in Section 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary
will cause the securities or property received by
it to be distributed to the Owners entitled
thereto, in any manner that the Depositary may
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion of the Depositary
such distribution cannot be made proportionately
among the Owners of Receipts entitled thereto,
or if for any other reason the Depositary deems
such distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the purpose
of effecting such distribution, including, but not
limited to, the public or private sale of the
securities or property thus received, or any part
thereof, and the net proceeds of any such sale
(net of the fees and expenses of the Depositary
as provided in Article 7 hereof and Section 5.09
of the Deposit Agreement) will be distributed by
the Depositary to the Owners of Receipts
entitled thereto all in the manner and subject to
the conditions described in Section 4.01 of the
Deposit Agreement.
If any distribution consists of a dividend in, or
free distribution of, Shares, the Depositary may
distribute to the Owners of outstanding Receipts
entitled thereto, additional Receipts evidencing
an aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit of
Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the
withholding of any tax or other governmental
charge as provided in Section 4.11 of the
Deposit Agreement and the payment of the fees
and expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary will sell the amount of
Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the additional
Shares distributed upon the Deposited Securities
represented thereby.
In the event that the Depositary determines that
any distribution in property (including Shares
and rights to subscribe therefor) is subject to any
tax or other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale dispose
of all or a portion of such property (including
Shares and rights to subscribe therefor) in such
amounts and in such manner as the Depositary
deems necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall have discretion as to
the procedure to be followed in making such
rights available to any Owners or in disposing of
such rights on behalf of any Owners and making
the net proceeds available to such Owners or, if
by the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse.  If at the time of
the offering of any rights the Depositary
determines in its discretion that it is lawful and
feasible to make such rights available to all or
certain Owners but not to other Owners, the
Depositary may distribute to any Owner to
whom it determines the distribution to be lawful
and feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments therefor in
such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of warrants or
other instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will make
such rights available to such Owner upon written
notice from the Company to the Depositary that
(a) the Company has elected in its sole
discretion to permit such rights to be exercised
and (b) such Owner has executed such
documents as the Company has determined in its
sole discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such Owner
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner, exercise the rights and purchase the
Shares, and the Company shall cause the Shares
so purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to such
Owner.  In the case of a distribution pursuant to
the second paragraph of this Article 13, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation, and transfer under such laws.
If the Depositary determines in its discretion that
it is not lawful and feasible to make such rights
available to all or certain Owners, it may sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to whom
it has determined it may not lawfully or feasibly
make such rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement and all
taxes and governmental charges payable in
connection with such rights and subject to the
terms and conditions of the Deposit Agreement)
for the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other practical
basis without regard to any distinctions among
such Owners because of exchange restrictions or
the date of delivery of any Receipt or otherwise.
The Depositary will not offer rights to Owners
unless both the rights and the securities to which
such rights relate are either exempt from
registration under the Securities Act of 1933
with respect to a distribution to all Owners or are
registered under the provisions of such Act;
provided, that nothing in this Deposit Agreement
shall create, any obligation on the part of the
Company to file a registration statement with
respect to such rights or underlying securities or
to endeavor to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments, notwithstanding that there has been
no such registration under such Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for the
Company upon which the Depositary may rely
that such distribution to such Owner is exempt
from such registration.
The Depositary shall not be responsible for any
failure to determine that it may be lawful or
feasible to make such rights available to Owners
in general or any Owner in particular.
14.	CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall
receive foreign currency, by way of dividends or
other distributions or the net proceeds from the
sale of securities, property or rights, and if at the
time of the receipt thereof the foreign currency
so received can in the judgment of the
Depositary be converted on a reasonable basis
into Dollars and the resulting Dollars transferred
to the United States, the Depositary shall convert
or cause to be converted, by sale or in any other
manner that it may determine, such foreign
currency into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or, if
the Depositary shall have distributed any
warrants or other instruments which entitle the
holders thereof to such Dollars, then to the
holders of such warrants and/or instruments
upon surrender thereof for cancellation.  Such
distribution may be made upon an averaged or
other practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.09 of the
Deposit Agreement.
If such conversion or distribution can be effected
only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable.
If at any time the Depositary shall determine that
in its judgment any foreign currency received by
the Depositary or the Custodian is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or agency
thereof which is required for such conversion is
denied or in the opinion of the Depositary is not
obtainable, or if any such approval or license is
not obtained within a reasonable period as
determined by the Depositary, the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right to
receive such foreign currency) received by the
Depositary to, or in its discretion may hold such
foreign currency uninvested and without liability
for interest thereon for the respective accounts
of, the Owners entitled to receive the same.
If any such conversion of foreign currency, in
whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance of
the foreign currency received by the Depositary
to, or hold such balance uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled thereto.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number of
Shares that are represented by each American
Depositary Share, or whenever the Depositary
shall find it necessary or convenient, the
Depositary shall fix a record date (a) for the
determination of the Owners of Receipts who
shall be (i) entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or (ii) entitled to give instructions
for the exercise of voting rights at any such
meeting, or (b) on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.
16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders
of Shares or other Deposited Securities, if
requested in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in the
sole discretion of the Depositary, which shall
contain (a) such information as is contained in
such notice of meeting received by the
Depositary from the Company, (b) a statement
that the Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision of
law and of the memorandum and articles of
association of the Company, to instruct the
Depositary as to the exercise of the voting rights,
if any, pertaining to the amount of Shares or
other Deposited Securities represented by their
respective American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given. Upon the written
request of an Owner of a Receipt on such record
date, received on or before the date established
by the Depositary for such purpose, the
Depositary shall endeavor insofar as practicable
to vote or cause to be voted the amount of
Shares or other Deposited Securities represented
by such American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, any securities which shall be received by
the Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent, in addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary nor the Company nor any
of their respective directors, employees, agents
or affiliates shall incur any liability to any
Owner or Beneficial Owner of any Receipt, if by
reason of any provision of any present or future
law or regulation of the United States or any
other country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the memorandum
and articles of association of the Company, or by
reason of any provision of any securities issued
or distributed by the Company, or any offering
or distribution thereof, or by reason of any act of
God or war or other circumstances beyond its
control, the Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or thing
which by the terms of the Deposit Agreement or
Deposited Securities it is provided shall be done
or performed; nor shall the Depositary or the
Company or any of their respective directors,
employees, agents or affiliates incur any liability
to any Owner or Beneficial Owner of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of any
act or thing which by the terms of the Deposit
Agreement it is provided shall or may be done or
performed, or by reason of any exercise of, or
failure to exercise, any discretion provided for in
the Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.04 of the
Deposit Agreement, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not dispose of
such distribution or offering on behalf of such
Owners and make the net proceeds available to
such Owners, then the Depositary shall not make
such distribution or offering, and shall allow any
rights, if applicable, to lapse.  Neither the
Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that they
agree to perform their obligations specifically
set forth in the Deposit Agreement without
negligence or bad faith.  The Depositary shall
not be subject to any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company shall be
under any obligation to appear in, prosecute or
defend any action, suit, or other proceeding in
respect of any Deposited Securities or in respect
of the Receipts, which in its opinion may
involve it in expense or liability, unless
indemnity satisfactory to it against all expense
and liability shall be furnished as often as may
be required, and the Custodian shall not be under
any obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Company shall be liable for
any action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or Beneficial Owner of a
Receipt, or any other person believed by it in
good faith to be competent to give such advice
or information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith.  The Depositary shall not be liable
for any acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or in
connection with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue out of
which such potential liability arises, the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to indemnify
the Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any liability or
expense (including, but not limited to, the
expenses of counsel) which may arise out of acts
performed or omitted, in accordance with the
provisions of the Deposit Agreement and of the
Receipts, as the same may be amended,
modified, or supplemented from time to time, (i)
by either the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any of
its directors, employees, agents and affiliates.
No disclaimer of liability under the Securities
Act of 1933 is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF THE
DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as
Depositary hereunder by written notice of its
election so to do delivered to the Company, such
resignation to take effect  upon the appointment
of a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  The Depositary may at any time be
removed by the Company by 120 days prior
written notice of such removal, to become
effective upon the later of (i) the 120th day after
delivery of the notice to the Depositary and (ii)
the appointment of a successor depositary and its
acceptance of such appointment as provided in
the Deposit Agreement.  Whenever the
Depositary in its discretion determines that it is
in the best interest of the Owners of Receipts to
do so, it may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions of
the Deposit Agreement may at any time and
from time to time be amended by agreement
between the Company and the Depositary
without the consent of Owners or Beneficial
Owners of Receipts in any respect which they
may deem necessary or desirable.  Any
amendment which shall impose or increase any
fees or charges (other than taxes and other
governmental charges, registration fees and
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or which
shall otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however, not
become effective as to outstanding Receipts
until the expiration of thirty days after notice of
such amendment shall have been given to the
Owners of outstanding Receipts.  Every Owner
of a Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to consent and
agree to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In no
event shall any amendment impair the right of
the Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in order to
comply with mandatory provisions of applicable
law.
21.	TERMINATION OF DEPOSIT AGREEMENT.
The Depositary at any time at the direction of
the Company, shall terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding if at any time 90
days shall have expired after the Depositary
shall have delivered to the Company a written
notice of its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the American Depositary Shares evidenced
by such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights and other property as provided in
the Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in each
case, the fee of the Depositary for the surrender
of a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the Deposit
Agreement, the Company shall be discharged
from all obligations under the Deposit
Agreement except for its obligations to the
Depositary with respect to indemnification,
charges, and expenses.
22.	SUBMISSION TO JURISDICTION; WAIVER
OF IMMUNITIES.
In the Deposit Agreement, the Company has (i) appointed Skadden, Arps, Slate, Meagher &
Flom LLP, Four Times Square, New York, New
York 10036, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the
Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary
Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.
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